SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934



                       September 22, 2002
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               (Date of earliest event reported)


                   Acadiana Bancshares, Inc.
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     (Exact name of registrant as specified in its charter)


Louisiana                            1-14364                  72-1317124
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(State or other jurisdiction  (Commission File Number)      (IRS Employer
of incorporation)                                        Identification No.)



200 West Congress Street, Lafayette, Louisiana                 70501
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(Address of principal executive offices)                     (Zip code)


                         (337) 232-4631
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      (Registrant's telephone number, including area code)


                               N/A
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(Former name, former address and former fiscal year, if changed since last report)



Item 5.   Other Events


     On September 22, 2002, Acadiana Bancshares, Inc. ("ANA"), the parent holding company for LBA Savings Bank, Lafayette, Louisiana, entered into an Agreement and Plan of Merger (the "Agreement") with IBERIABANK Corporation ("IBKC"), the parent holding company for IBERIABANK, New Iberia, Louisiana, pursuant to which ANA will be merged with and into a wholly owned subsidiary of IBKC (the "Merger"). The Agreement calls for IBKC to pay total consideration of $39.38 for each outstanding share of ANA common stock, subject to adjustments, which consideration will consist of a mixture of IBKC common stock and cash, as described below.
The Agreement provides that upon consummation of the Merger, and subject to certain further terms, conditions, limitations, procedures and adjustments set forth in the Agreement, each issued and outstanding share of common stock, par value $0.01 per share, of ANA ("ANA Common Stock") shall, by virtue of the Merger be converted into and represent the right to receive the following consideration (the "Merger Consideration"): (i) $7.88 in cash and (ii) a number of shares of IBKC common stock, par value $0.01 per share ("IBKC Common Stock"), with a value of $31.50 (the "Exchange Ratio") based upon the average closing price of IBKC
Common Stock during a defined pre-closing period (the "Market Value"); provided, however that (A) if the Market Value is greater than $46.00, the Exchange Ratio will be fixed at 0.6848 and (B) if the Market Value is less than $34.00, the Exchange Ratio will be fixed at 0.9265. All options to purchase ANA common stock outstanding upon consummation of the Merger will be cancelled and in consideration of such cancellation, the option holders will receive a cash payment equal to the difference between the Merger Consideration and the exercise price of the options. In addition, LBA Savings Bank will merge with IBERIABANK.

     The Merger is subject to various conditions, including the approval of the Agreement by ANA's stockholders and the receipt of approvals of state and federal regulatory authorities. The
Merger is currently expected to close late in the fourth quarter of 2002 or in early 2003.

     Concurrently with the execution and delivery of the Agreement, ANA entered into a Stock Option Agreement with IBKC
(the "Option Agreement") whereby ANA granted to IBKC an option to purchase up to 4.9% of the outstanding shares of ANA common stock upon the occurrence of certain events.

     The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Agreement and the Option Agreement attached hereto as Exhibit 2.1 and
Exhibit 10.1, respectively, and made a part hereof by reference thereto. The joint press release issued by ANA and IBKC on September 23, 2002 also is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)    Exhibits

        See Exhibit Index

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ACADIANA BANCSHARES, INC.



Date: October 11, 2002        By:/s/ Gerald G. Reaux, Jr.
                                 ------------------------------
                                 Gerald G. Reaux, Jr.
                                 Chairman, President and Chief
                                 Executive Officer
























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                          EXHIBIT INDEX




Exhibit Number                    Description
--------------                    -----------


2.1                   Agreement and Plan of Merger, dated as
                      of September 22, 2002,  by and between
                      IBERIABANK Corporation and Acadiana
                      Bancshares, Inc.

10.1                  Stock Option Agreement, dated as of
                      September 22, 2002, between Acadiana
                      Bancshares, Inc. and IBERIABANK
                      Corporation

99.1*                 Press release dated September 23, 2002
                      issued jointly on September 23, 2002
                      by Acadiana Bancshares, Inc. and
                      IBERIABANK Corporation

________________

(*) Incorporated by reference from the filing made with the Securities and Exchange Commission on September 23, 2002 by
     ANA pursuant to Rule 425 under the Securities Act of 1933, as amended.

















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